UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 14, 2026

Commission file number: 000-03134
PARK-OHIO HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Ohio			34-1867219
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

6065 Parkland Boulevard,	Cleveland,	Ohio	44124
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	PKOH	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
Park-Ohio Holdings Corp. (the “Company”) held its Annual Meeting of Shareholders on May 14, 2026. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of Shareholders are set forth below.

Proposal 1. The shareholders elected Patrick V. Auletta, Howard W. Hanna IV and Dan T. Moore III as directors of the Company to serve until the 2029 Annual Meeting of Shareholders. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
Patrick V. Auletta	12,380,526	298,836	542,066
Howard W. Hanna IV	12,464,393	214,969	542,066
Dan T. Moore III	11,343,510	1,335,852	542,066

Proposal 2. The shareholders approved, on an advisory basis, named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
12,322,715	306,594	50,053	542,066

Proposal 3. The shareholders approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2026. The voting results were as follows:

For	Against	Abstain
13,157,427	61,868	2,133

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.
(Registrant)

Dated:	May 14, 2026	/s/ Robert D. Vilsack
Robert D. Vilsack
Chief Legal and Administrative Officer, Corporate Secretary

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